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                                                                      EXHIBIT 21

                                 STELLENT, INC.

                                  SUBSIDIARIES

                                                              JURISDICTION OF    OWNERSHIP
SUBSIDIARY                                                     INCORPORATION     PERCENTAGE
----------                                                    ----------------   ----------
Stellent BV.................................................    Netherlands         100%
Stellent Chicago, Inc. .....................................      Illinois          100%
Stellent Limited............................................   United Kingdom       100%
Stellent SARL...............................................       France           100%
Stellent GmbH...............................................      Germany           100%
Stellent Software Limited...................................   United Kingdom       100%
Intranet Solutions International Limited....................   United Kingdom       100%
Stellent A'Asia Pty. Limited................................     Australia          100%